Exhibit 10.2



                            REORGANIZATION AGREEMENT
                                 BY AND BETWEEN
                       EXECUTONE INFORMATION SYSTEMS, INC.
                                       AND
                              UNISTAR GAMING CORP.


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                            REORGANIZATION AGREEMENT


         This REORGANIZATION (the "Agreement") is entered into as of September __, 1998, by and between EXECUTONE INFORMATION SYSTEMS, INC., a Virginia corporation ("Executone"), and its wholly-owned subsidiary, UNISTAR GAMING CORP., a Delaware corporation ("Unistar").

         WHEREAS,  the  Executone  Board has  determined it is  appropriate  and desirable to separate Executone and Unistar, its wholly-owned subsidiary that, through its wholly-owned subsidiary, UniStar Entertainment, Inc., an Idaho corporation ("UEI"), conducts telephone and Internet-based national lotteries, into two companies through the exchange of its shares of Unistar capital stock for all of the outstanding shares of Preferred Stock of Executone and the issuance (the "Rights Offering") to the holders of Executone common stock, $.01 par value per share (the "Executone Common Stock"), of transferable rights (the "Rights") to purchase 85% of the outstanding shares of the common stock, $.01 par value per share, of Unistar (the "Unistar Common Stock"), all as set forth herein; and

         WHEREAS, Executone and Unistar have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such separation and the Rights Offering and to set forth other agreements that will govern certain other matters following such transactions.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

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                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01.  General.

         As used in this Agreement and the Ancillary Agreements, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Action: any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         Affiliate: as defined in Rule 405 promulgated under the Securities Act of 1933, as amended, as such rule is in effect on the date hereof.

         Ancillary Agreements: all of the agreements, instruments, understandings, assignments or other arrangements entered into in connection with the transactions contemplated hereby, including, without limitation, the Exchange Agreement, the Services Agreement the Tax Sharing Agreement and the Standby Agreement .

         Code: the Internal Revenue Code of 1986, as amended, or any successor legislation.

         Commission:  the Securities and Exchange Commission.

         Excepted Liabilities: the Liabilities, subject to the limitations set forth in Section 2.01(c), relating to any of the Unistar Businesses that accrue before the Separation Date and are described on Schedule I.

         Exchange Act:  the Securities Exchange Act of 1934, as amended.

         Exchange Agreement: The Share Exchange Agreement dated August 12, 1998, between Executone, Unistar and the Shareholders.

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         Executone Board:  the Board of Directors of Executone.

         Executone Businesses: the businesses, assets and operations of Executone as heretofore, currently or hereafter conducted (other than such businesses, assets, operations and subsidiaries as will become part of the Unistar Businesses hereunder), including, without limitation, all businesses, assets or operations managed or operated by, or operationally related to, any of such businesses, that have been sold or otherwise disposed of or discontinued prior to the Separation Date.

         Executone Liabilities: all of (i) the Liabilities of Executone under this Agreement or any of the Ancillary Agreements to which Executone is or becomes a party; (ii) the Liabilities relating to any of the Executone Businesses accrued or unaccrued, whenever arising; (iii) the Liabilities relating to any of the Unistar Businesses that arise and are accrued before the Separation Date other than the Excepted Liabilities, provided, however, that such Liabilities shall be subject to the limitations set forth in Section 2.01(c); and (iv) all costs arising out of or in connection with the Rights Offering.

         Executone Policies: all insurance policies or binders held by or on behalf of, or providing coverage for, Executone (which coverage includes Unistar for periods prior to the Separation Date) or any director, officer or other employee thereof.

         Executone Preferred Stock: the Cumulative Convertible Preferred Stock, Series A, and the Cumulative Contingently Convertible Preferred Stock, Series B, of Executone.

         Expiration Date: close of business on the date upon which the Executone Board determines that the exercise period for the Rights will expire.

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         Form S-1: the registration statement on Form S-1 to be filed by Unistar with the Commission to effect the registration of the Rights and the Unistar Common Stock pursuant to the Securities Act.

         Information: records, books, contracts, instruments, computer data and other data and information.

         Liabilities: any and all operating expenses, debts, liabilities and obligations, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under
this  Agreement,   the  Ancillary Agreements,  any law, rule,  regulation,
Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         Prospectus: the prospectus (included in Form S-1) to be sent to the shareholders of Executone.

         Record Date: the close of business on __________, 1998, or such other date as is determined by the Executone Board as the record date for the Rights Offering.

         Rights Agent: the rights agent for the shareholders of Executone, as appointed by Executone to distribute the Rights and conduct the Rights Offering.

         Rights Closing Date: the date determined by the Executone Board as of which the transactions constituting the Rights Offering will be closed.

         Securities Act:  the Securities Act of 1933, as amended.

         Separation Date:  the Rights Closing Date.

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         Services Agreement:  the Master Services Agreement, dated as of the date of this Agreement, between Executone and Unistar, substantially in the form of Exhibit A attached hereto.

         Shareholders: Watertone Holdings L.P., Cooper Life Sciences, Inc., John C. Shaw, Richard Bartlett, Jerry M. Seslowe, 10-26 William St. Associates, Louis K. Adler and Resource Holdings Associates, being all of the holders of Executone Preferred Stock.

         Standby Agreement: the Standby Agreement, dated as of the date hereof, between Unistar and Unistar Buying Group, LLC, a limited liability company controlled by certain of the Shareholders.

         Subscription Price: the subscription price of $0.05 per Right for which each holder of five Rights may purchase one share of Unistar Common Stock.

         Subsidiaries: the term "subsidiaries" as used herein with respect to any entity shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity.

         Tax Sharing Agreement: the Tax Sharing Agreement, dated as of the date hereof, between Unistar and Executone, substantially in the form of Exhibit B attached hereto.

         Unistar Assets: collectively, all of the assets of Executone to be transferred to Unistar, as identified on Schedule II.

         Unistar Board:  the Board of Directors of Unistar.

         Unistar Businesses: the businesses, assets and operations of Unistar and UEI.

         Unistar By-Laws: the By-Laws of Unistar, substantially in the form of Exhibit C attached hereto, to be in effect at the Separation Date.

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         Unistar Charter:  the Amended and Restated Certificate of Incorporation
of Unistar to be in effect at the Separation Date.

         Unistar Employee: any individual who, on or immediately prior to the Separation Date, was employed by Unistar or UEI and who, on or after the Separation Date, or otherwise in connection with the Rights Offering, is employed by Unistar or UEI or in a Unistar Business.

         Unistar Liabilities: all of (i) the Liabilities of Unistar under this Agreement or any of the Ancillary Agreements to which Unistar is or becomes a party; (ii) the Liabilities relating to any of the Unistar Businesses that arise and are accrued after the Separation Date; (iii) the Liabilities described in
Section 2.01(c); (iv) the Liabilities of Unistar described in Section 5.8 of the Exchange Agreement; (v) the Liabilities of Unistar pursuant to Paragraph 2 of each of the Transition and Retention Plan dated _____________, 1998, among Executone, Unistar and Michael W. Yacenda and the Transition and Retention Plan dated _____________, 1998, among Executone, Unistar and Robert Hopwood; and (vi) the Excepted Liabilities.

         Unistar Policies: all insurance policies or binders held by or on behalf of Unistar or UEI or any director, officer or other employee thereof.

         Unistar Preferred Stock: the Series A Preferred Stock of Unistar consisting of 75,000 shares, each share of which is convertible upon the occurrence of certain events into that number of shares of Unistar Common Stock (the "Underlying Shares") such that, when added to the shares of Unistar Common Stock outstanding as of the Separation Date (the "Original Issuance"), the Shareholders will own 34% of the outstanding Unistar Common Stock, including only the Original Issuance and the Underlying Shares.

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         Section 1.02.  Exhibits, Etc.

         Reference to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

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                                   ARTICLE II
                     REORGANIZATION AND RELATED TRANSACTIONS

         Section 2.01.  Recapitalization of Unistar.

         Effective as of the Separation Date, Executone will surrender to Unistar all ______ shares of Unistar Common Stock held beneficially and of record by Executone in exchange for ____ shares of Unistar Common Stock and _______ shares of Unistar Preferred Stock.

         Section 2.02.  Financing.

         (a) Cash Management and Intercompany Accounts After the Separation Date. Executone and Unistar shall establish and maintain a separate cash management system with respect to the Unistar Businesses effective immediately after the Separation Date. After the Separation Date, checks payable to Unistar, but received by Executone, will be forwarded promptly to Unistar. Checks payable to Executone, but received by Unistar, will be forwarded promptly to Executone. The proceeds of checks payable to, and received by, Executone but for the benefit of a Unistar Business, shall be remitted promptly to Unistar. The proceeds of a check payable to, and received by, Unistar, but for the benefit of an Executone Business, shall be remitted promptly to Executone.

         (b) Letter of Credit. Notwithstanding the foregoing, Executone will continue to maintain and renew the letter of credit with Bank of America Illinois currently expiring on October 1, 1998, for the benefit of Unistar for 12 months following the Separation Date.

         (c) Capital Contribution. At the Separation Date, Executone (i) will provide Unistar with $3.0 million in cash and (ii) will assume responsibility for, and pay when due, Liabilities relating to any of the Unistar Businesses that have arisen and were accrued before the Separation Date; provided, however, that the maximum of such Liabilities shall not exceed $500,000 based on Executone's undertaking to keep current on expenses incurred by Unistar before the Separation Date. All Liabilities described in subparagraph (ii) above that exceed $500,000 shall become Unistar Liabilities.

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         Section 2.03.  Executone Preferred Stock.

         [Prior to the Separation Date, all of the Shareholders shall have executed the Exchange Agreement.] Pursuant to the Exchange Agreement, on the Separation Date, the Executone Preferred Stock held as of the Separation Date will be exchanged automatically on a pro rata basis for: (i) ______ shares of Unistar Common Stock, which will constitute 15% of the outstanding shares of Unistar Common Stock, exclusive of any shares acquired pursuant to the Standby Agreement or through the Rights Offering; and (ii) _______ shares of Unistar Preferred Stock, which will constitute all of the shares of Unistar Preferred Stock. No fractional shares of Unistar Common Stock or Unistar Preferred Stock shall be issued.

         Section 2.04.    Reorganization of Operations.

         (a) Transfer of Unistar Assets. Executone shall transfer to Unistar in accordance with Section 2.07 all of Executone's right, title and interest in the Unistar Assets.

         (b) Issuance of Rights. Unistar shall issue to the shareholders of Executone, as of the Record Date, a number of Rights equal to the numbers of shares of Executone Common Stock outstanding on the Record Date.

         Section 2.05. Transfers Not Effected Prior to the Separation Date; Transfers Deemed Effective as of the Separation Date.

         To the extent that any transfers and  assumptions  contemplated by this
Article II and Article III shall not have been consummated prior to the Separation Date, the parties shall cooperate to effect such transfers as

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promptly  following the Separation Date as shall be practicable,  it nonetheless being agreed and understood by the parties that neither party shall be liable in any manner to the other party for any failure of any of the transfers contemplated by this Article II or Article III to be consummated prior to the Separation Date. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities that by their terms or operation of law cannot be transferred or assumed; provided, however, that Executone and Unistar and their respective subsidiaries shall cooperate to seek to obtain all necessary consents and approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this Article II and Article III. In the event that any such transfer of assets or Liabilities has not been consummated, effective as of and after the Separation Date, the party retaining such asset or Liability shall thereafter hold such asset for the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed, and take such other action as may be reasonably requested by the party to whom such asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party insofar as reasonably possible, in the same position as would have existed had such asset or Liability been transferred as of the Separation Date. As and when any such asset or Liability becomes transferable, such transfer immediately shall be effected. The parties agree that, as of the Separation Date, each party hereto shall be deemed to have assumed in accordance with the terms of this Agreement and the Ancillary
Agreements   all  of  the   Liabilities,   and  all  duties,   obligations   and
responsibilities incident thereto that such party is required to assume pursuant to the terms hereof and thereof.

         Section 2.06.  No Representations or Warranties; Consents.

         Each party hereto understands and agrees that neither party hereto is, in this Agreement or in any other agreement or document contemplated by this

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Agreement or otherwise,  representing  or warranting in any way (i) the value or freedom from encumbrance of, or any other matter concerning, any assets of such party or (ii) as to the legal sufficiency to convey title to any asset or the execution, delivery and filing of this Agreement or any Ancillary Agreement, including, without limitation, any conveyancing or assumption instruments, it being agreed and understood that all such assets are to be transferred, "as is, where is" and that the party to which such assets are being transferred hereunder shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that such party or any of its subsidiaries' title to any such assets shall be other than good and marketable and free from encumbrances. Similarly, each party hereto understands and agrees that neither party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any applicable laws or judgments, it being agreed and understood that the party to which any assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or any requirements of law or judgments are not complied with. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals to enter into all amendatory agreements and to make all filings and applications that may be
required  for  the  consummation  of  the  transactions   contemplated  by  this
Agreement.

         Section 2.07.  Conveyancing and Assumption Instruments.

         In connection with the transfers of assets and the assumptions of Liabilities contemplated by this Agreement, the parties shall execute or cause

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to  be  executed  by  the  appropriate  entities   conveyancing  and  assumption
instruments in such forms as the parties shall agree.

                                   ARTICLE III
                   ASSUMPTION AND SATISFACTION OF LIABILITIES

         Section 3.01.  Liabilities.

         Except as provided in the Ancillary Agreements and in the Exhibits hereto, Unistar shall assume, pay, perform and discharge in accordance with their terms all Unistar Liabilities, whether heretofore or hereafter arising or incurred; and Executone shall pay, perform and discharge in accordance with their terms all Executone Liabilities, whether heretofore or hereafter arising or incurred.
                                   ARTICLE IV
                               THE RIGHTS OFFERING

         Section 4.01.  Cooperation Prior to the Rights Offering

                           (a)      Executone and Unistar shall prepare, and
Unistar shall mail to the holders of Executone Common Stock as of the Record Date, the Prospectus, which shall set forth appropriate disclosure concerning Unistar, the Rights Offering and any other matters. Executone and Unistar shall also prepare, and Unistar shall file with the Commission, the Form S-1, which shall include and incorporate by reference the Prospectus. Executone and Unistar shall use reasonable efforts to cause the Form S-1 to become effective under the Securities Act.

                         (b)        Executone and Unistar shall cooperate in
preparing, filing with the Commission and causing to become effective any registration statements or

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amendments  thereof  that are  appropriate  to reflect the  establishment  of or amendments to any employee benefit and other plans contemplated by this Agreement.

                         (c) Executone and Unistar shall take all such action as
may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with
the   transactions contemplated by this Agreement and the Ancillary Agreements.

                         (d) Unistar shall  prepare,  and Unistar shall file and
pursue, an application to permit listing of the Unistar Common Stock on the Nasdaq Stock Market.

         Section 4.02. Executone Board Action; Conditions Precedent to the Rights Offering.

         The Executone Board shall, in its good faith business judgment, establish the Record Date and the Separation Date and any appropriate procedures in connection with the Rights Offering. In no event shall the Rights Offering occur prior to such time as the following conditions shall have been satisfied:

                                    (i)  the transactions contemplated by
Sections 2.01, 2.02 and 2.03 shall have been consummated in all material respects;

                                    (ii) the  Unistar  Common  Stock  shall have
been approved for listing on the Nasdaq Stock Market subject to official notice of issuance;

                                    (iii) the Unistar  Board shall have  adopted
the Unistar Charter and Unistar By-laws and the Unistar Charter and Unistar By-laws shall be in effect; and

                                    (iv) the Form S-1 shall  have been  declared
effective by the Commission or become effective under the Securities Act;

provided, however, that the satisfaction of such conditions shall not create any obligation on the part of Executone or any other party hereto to effect the Rights Offering.

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         Section 4.03.  The Rights Offering.

                         (a)  On the Record Date, subject to the conditions and
rights of termination set forth in this Agreement, Unistar shall deliver to the Rights Agent a certificate representing all of the Rights and shall instruct the Rights Agent to distribute, as soon as practicable following the Record Date, certificates representing the Rights to holders of record of Executone Common Stock on the Record Date. Each holder of Executone Common Stock will receive one Right for each share of Executone Common Stock held. Each Right will be transferable and each five Rights will entitle the holder to acquire one share of Unistar Common Stock at the Subscription Price until the Expiration Date.

                         (b) A holder of Executone Common Stock may exercise the
Rights by completing and signing the election to purchase form that appears on the back of each Rights certificate. The holder must send the completed and signed form, along with payment in full of the Subscription Price for all shares that such holder wishes to purchase to the Rights Agent. The Rights Agent must receive these documents and the payment by 5:00 p.m. on the Expiration Date. Unistar will not honor the exercise of Rights received by the Rights Agent after the Expiration Date.

                         (c) The Rights  Agent will issue  certificates  to each
Holder representing the Unistar Common   Stock   purchased   through   the
exercise of Rights on or about ______________, 1998. Until such date, the Rights Agent will hold all funds received in payment of the Subscription Price in escrow and will not deliver any funds to Unistar until the shares of Unistar Common Stock have been issued.

                         (d)  Executone  will  decide  all  questions  as to the
validity, form, eligibility (including times of receipt and beneficial ownership) and acceptance of subscription forms.

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                         (e)  A holder may transfer all or a portion of its
Rights by endorsing and delivering to the Rights Agent its Rights certificate. The holder must properly endorse the certificate for transfer, the signature must be guaranteed by a bank or securities broker and the certificate must be accompanied by instructions to reissue the Rights in the name of the person purchasing the Rights. The Rights Agent will reissue certificates for the transferred Rights to the purchaser, and will reissue a certificate for the balance, if any, to such holder if it is able to do so before the Expiration Date.

                                    ARTICLE V
                           CERTAIN ADDITIONAL MATTERS

         Section 5.01.  The Unistar Board.

         Unistar and Executone shall take all actions that may be required to elect or otherwise appoint, as of the Separation Date, at least seven persons as directors of Unistar. The directors will be divided into three substantially equal classes and will serve staggered terms of three years each. Each director in Class I will hold office initially for a term expiring at the first annual meeting of stockholders of Unistar, each director in Class II will hold office initially for a term expiring at the second annual meeting of stockholders of Unistar and each director in Class III will hold office for an initial term expiring at the third annual meeting of stockholders of Unistar. The directors of Unistar initially will include the following persons:

                           Name                                Class
                           ----                                -----
                           Robert Berman                        III
                           Jerry M. Seslowe                     II
                           Stanley M. Blau                      II
                           Alan Kessman                          I
                           Michael W. Yacenda                   III

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         Two additional persons will constitute the additional Class I and Class
III directors, which persons shall be recommended to the Executone Board by the Unistar Advisory Board; provided, however, that, in the business judgment of the Executone Board reasonably exercised, such persons are suitable candidates, and if such persons are not so suitable, the Executone Board may consider other nominees.

         Section 5.02.  Resale Shelf.

         Unistar will file, and use it best efforts to have declared effective by the Commission, a Registration Statement on Form S-3 as soon as practicable after the conditions for use of such form are satisfied to register the resale of the shares of Unistar Common Stock received by the Shareholders pursuant to the Exchange Agreement and the Underlying Shares.

         Section 5.03.  Resignations.

         Unistar shall cause all Unistar Employees to resign, effective as of the Separation Date, from all boards of directors or similar governing bodies of Executone on which they serve, and from all positions as officers of Executone in which they serve. Executone shall cause all of its employees and directors to resign effective as of the Separation Date from all boards of directors or similar governing bodies of Unistar or UEI on which they serve, and from all positions as officers of Unistar or UEI in which they serve (other than Unistar Employees and those directors of Executone who will continue to serve as directors of Unistar pursuant to Section 5.01).

         Section 5.04.  Unistar Charter and By-Laws.

         Prior to the Separation Date, the restatement and amendment of the Unistar Charter and the amended Unistar By-Laws shall have been adopted and the restatement and amendment of the Unistar Charter shall have been made effective by the Secretary of State of the State of Delaware.

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         Section 5.05.  Use of Executone Name.

         Any existing printed material, signs, graphics or Internet websites displaying any affiliation or connection of Unistar or UEI with Executone may be used by Unistar or UEI only so long as necessary but in no event after the date more than six months after the Separation Date. On and after the Separation Date, Unistar or UEI shall not otherwise represent to third parties that any of them is affiliated with Executone.

                                   ARTICLE VI
                       ACCESS TO INFORMATION AND SERVICES

         Section 6.01.  Access to Information.

         From and after the Separation Date, each party hereto shall afford to the other party and the other party's authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all Information within such party's possession relating to the other party's businesses, insofar as such access is reasonably required by the other party.

         Section 6.02.  Provision of Services.

         In addition to any services contemplated to be provided following the Separation Date by the Services Agreement or any subsidiary agreement thereto or any other Ancillary Agreement (subject to the limitations regarding such services set forth in such agreements), each party shall make available to the other party during normal business hours and in a manner that will not unreasonably interfere with such party's business, its administrative staff and services (collectively, "Services") whenever and to the extent that they may be reasonably required in connection with effecting an orderly transition following the Rights Offering.

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         Section 6.03.  Reimbursement.

         Except to the extent otherwise contemplated by the Services Agreement or any other Ancillary Agreement, a party providing Information or Services to the other party under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Information or Services.

         Section 6.04.  Retention of Records.

         Except as otherwise required by law or agreed to in writing, each party shall not destroy any Information relating to the other party (not transferred to such other party) and the other party's subsidiaries without first offering the Information to the other party or the other party's subsidiaries, as applicable, and, if so requested, providing such party the reasonable opportunity to retrieve such Information at its own expense.

         Section 6.05.  Confidentiality.

         To the extent it can reasonably do so, Executone on the one hand, and Unistar and UEI on the other hand, shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (a) in the public domain through no fault of such party or (b) later lawfully acquired from other sources by such party), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law.

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                                   ARTICLE VII
                                    INSURANCE

         Section 7.01.  Claims and Insurance Policies.

         The parties agree that (i) where any Unistar Liability is specifically covered under an Executone Policy, then Unistar may claim under such Policy as and to the extent such coverage is available; and (ii) where any Executone Liability is specifically covered under a Unistar Policy, then Executone may claim under such Policy as and to the extent such coverage is available. Executone, for Executone Liabilities, and Unistar, for Unistar Liabilities, each shall bear and be responsible for any deductible or retention or obligation to indemnify any insurance carrier relating to any claims for which such party has coverage. Executone's designated insurance representatives will continue to manage all claims made under the Executone Policies in accordance with Executone's customary practices. Unistar's designated insurance representatives will manage all claims made under the Unistar Policies. As to claims made by one party covered by insurance policies of the other party, each party shall, and shall cause each of its Affiliates to, cooperate fully with the other party and the other party's designated insurance representatives, including providing necessary documentation, assistance and, where appropriate, testimony.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Section 8.01.  Indemnification by Executone.

         Except as set forth in the Tax Sharing Agreement, Executone shall indemnify, defend and hold harmless Unistar and each of its Affiliates, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing (the "Unistar Indemnitees") from and against any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses, matured or not matured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown (including without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions) (collectively, "Indemnifiable Losses" and, individually, an "Indemnifiable Loss") of the Unistar Indemnitees arising out of or due to the failure or alleged failure of Executone or any of its Affiliates to pay, perform or otherwise discharge in due course any of the Executone Liabilities.

         Section 8.02.  Indemnification by Unistar.

         Except as set forth in the Tax Sharing Agreement, Unistar shall indemnify, defend and hold harmless Executone and each of its Affiliates, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing (the "Executone Indemnitees") from and against any and all Indemnifiable Losses of the Executone Indemnitees arising out of or due to the failure or alleged failure of Unistar or any of its Affiliates to pay, perform or otherwise discharge in due course any of the Unistar Liabilities.

         Section 8.03.  Notice of Third Party Claims.

         Each party indemnified under Section 8.01 or 8.02, promptly following the earlier of (i) receipt of notice of the commencement of any Action, or (ii) receipt of information regarding the alleged existence of a claim against such indemnitee with respect to which an indemnity may be sought pursuant to this Agreement (a "Third Party Claim"), shall give the indemnifying party written notice thereof. The failure of any indemnitee to give notice as provided in this
Section 8.03 shall not relieve the indemnifying party of its obligations under this Agreement, except to the extent that such indemnifying party is prejudiced by such failure to give notice.

         Section 8.04.  Defense of Third Party Claims.

         In case an Action shall be brought, or such an Action is threatened, against any indemnitee and it shall notify promptly an indemnifying party of the existence thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish to assume the defense thereof, engage counsel satisfactory to such indemnitee. If the indemnifying party so assumes the defense thereof, it may not agree to any settlement of such Action as the result of which, any remedy or relief, other than monetary damages for which the indemnifying party shall be responsible hereunder, shall be applied to or against the indemnitee, without the prior written consent of the indemnitee. If the indemnifying party does not assume the defense thereof, it shall, to the extent that it has any indemnification obligations with respect thereto, be bound by any settlement to which the indemnitee agrees, irrespective of whether the indemnifying party consents thereto; provided, however, if any settlement of any claim is effected by the indemnitee prior to commencement of any Action relating thereto, the indemnifying party shall be bound thereby only if it has consented in writing thereto or has unreasonably withheld its consent. The indemnitee shall have the right to employ its own counsel in any such case, including circumstances in which the indemnitee shall have reasonably concluded that there may be defenses available to it that are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct any such different or additional defense of such Action on behalf of the indemnitee, but the fees and expenses of such counsel shall be at the expense of such indemnitee unless the employment of such counsel shall have been authorized in writing in advance by the indemnifying party in connection with the defense of such Action or the indemnifying party shall not have employed counsel promptly to take charge of the defense of such Action, in any of which events such fees and expenses shall be borne by the indemnifying party). Except as expressly provided above, the indemnifying party shall not be liable to any indemnitee for the costs of investigating, preparing or defending against such Action subsequent to such time as the indemnifying party assumes the defense of such Action, unless such investigation, preparation or defense shall have been conducted at the request of the indemnifying party, its counsel or the insurer. In the event that any Actions could result in both parties being liable to the other under these indemnification provisions, the parties shall endeavor, acting reasonably and in good faith, to agree upon a manner of conducting the defense and/or settlement of such Action with a view to minimizing the legal expenses and associated costs that might otherwise be incurred by the parties under the provisions of this
Section 8.04. To the extent possible, the costs of such defense and/or settlement shall be allocated by the parties on the basis of the eventual determination of liability.

         Section 8.05.  Other Claims.

         Any claim on account of an Indemnifiable Loss that does not result from a Third Party Claim shall be asserted by written notice given by the indemnitee to the indemnifying party within 60 days of the indemnitee's discovery of such Indemnifiable Loss. Such indemnifying party shall have a period of 60 days after the receipt of such notice within which to respond thereto. If such indemnifying party does not respond within such 60-day period, such indemnifying party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such indemnifying party does not respond within such 60-day period and rejects such claim in whole or in part, such indemnitee shall be free to pursue such remedies as may be available to such party under applicable law and this Agreement.

         Section 8.06.  Miscellaneous Provisions Relating to Indemnification.

         The indemnification provided for in this Article VIII shall be subject to the following provisions:

          (a) any amounts payable from Executone to Unistar and from Unistar to Executone shall be offset against each other; and

          (b) the amounts for which the indemnifying party shall be liable under this Article VIII shall be net of any insurance proceeds the benefits of which the indemnitee has received in connection with the facts giving rise to the rights of indemnification.

                                   ARTICLE IX
                                  MISCELLANEOUS
         Section 9.01.  Complete Agreement; Construction.

         This Agreement, including the Schedules and Exhibits and the Ancillary Agreements and other agreements and documents referred to herein, shall constitute the entire agreement among the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Exchange Agreement, the Tax Sharing Agreement or the Services Agreement, the Exchange Agreement, the Tax Sharing Agreement or the Services Agreement, as the case may be, shall control.

         Section 9.02.  Survival of Agreements.

         Except as otherwise contemplated by this Agreement and the Ancillary Agreements, all covenants and agreements of the parties contained in this Agreement and in the Ancillary Agreements shall survive the Separation Date.

         Section 9.03.  Expenses.

         Except as otherwise set forth in this Agreement or any Ancillary Agreement, Executone shall bear all costs and expenses in connection with the preparation, execution, delivery and implementation of this Agreement and the Ancillary Agreements and with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

         Section 9.04.  Governing Law.

         This Agreement and the Ancillary Agreements shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the principles of conflicts of laws thereof.

         Section 9.05.  Notices.

         All notices and other communications hereunder and under any of the Ancillary Agreements shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:
                           to Executone:

                                    Executone Information Systems, Inc.
                                    478 Wheelers Farms Road
                                    Milford, Connecticut  06460

                                    Attention:  Barbara C. Anderson
                           to Unistar:

                                    Unistar Gaming Corp.


                                    Attention:


         Section 9.06.  Amendments.

         This Agreement and the Ancillary Agreements may not be modified or amended except by an agreement in writing signed by the parties.

         Section 9.07.  Successors and Assigns.

         This Agreement and the Ancillary Agreements and all of the provisions hereof and thereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         Section 9.08.  Subsidiaries.

         Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any subsidiary of such party that is contemplated by this Agreement and the Ancillary Agreements to be a subsidiary of such party on and after the Separation Date.

         Section 9.09.  No Third Party Beneficiaries.

         Except for the provisions of Article VIII of this Agreement relating to Indemnitees (as defined therein) and Section 9.07 of this Agreement, this Agreement and the Ancillary Agreements are solely for the benefit of the parties hereto and their respective subsidiaries and their Affiliates and shall not be deemed to confer upon third parties any remedy, claim, Liability, reimbursement, claim of action or other right.

         Section 9.10.  Titles and Headings.

         Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement and the Ancillary Agreements.

         Section 9.11.  Exhibits and Schedules.

         The Exhibits and Schedules shall be construed with and as an integral part of this Agreement and the Ancillary Agreements to the same extent as if the same had been set forth verbatim herein.

         IN WITNESS WHEREOF, Executone and Unistar have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, as of the day and year first above written.
                              EXECUTONE INFORMATION SYSTEMS, INC.


                              By: ______________________________
                              Name: ____________________________
                              Title: ___________________________


                              UNISTAR GAMING CORP.


                              By: _____________________________
                              Name: ___________________________
                              Title: __________________________

EXHIBITS

         A.                         Services Agreement
         B.                         Tax Sharing Agreement
         C.                         Unistar Bylaws

SCHEDULES

         I.                         Excepted Liabilities

         II.                        Unistar Assets

                                   SCHEDULE I

                              Excepted Liabilities

         All Liabilities arising out of litigation to which Unistar or a subsidiary is or becomes a party, including any claims of patent infringement or contract claims, regardless of the date as of which such claims arise; provided that all expenses and costs incurred on or prior to the Separation Date in connection with currently pending litigation to which Unistar or a subsidiary is a party shall be Executone Liabilities.

                                   SCHEDULE II

                                 Unistar Assets

                                    Exhibit A

                            Master Services Agreement

                                    Exhibit B

                              Tax Sharing Agreement

                                    Exhibit C

                                 Unistar Bylaws